QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on January 15, 2002

Registration No. 333-52426

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 3
to
FORM S-1

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FINISAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	3674 (Primary Standard Industrial Classification Code Number)	94-3038428 (I.R.S. Employer Identification Number)

1308 Moffett Park Drive
Sunnyvale, California 94089
(408) 548-1000
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

JERRY S. RAWLS
Chief Executive Officer
FINISAR CORPORATION
1308 Moffett Park Drive
Sunnyvale, California 94089
(408) 548-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

STEPHEN K. WORKMAN Vice President, Finance, Chief Financial Officer and Secretary Finisar Corporation 1308 Moffett Park Drive Sunnyvale, California 94089 (408) 548-1000	DENNIS C. SULLIVAN, ESQ. JOE C. SORENSON, ESQ. Gray Cary Ware & Freidenrich LLP 400 Hamilton Avenue Palo Alto, California 94301-1825 (650) 833-2000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: /x/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / / ________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

EXPLANATORY NOTE

    This Post-Effective Amendment No. 3 to the Registration Statement on Form S-1, File No. 333-52426, is being filed with the Securities and Exchange Commission for the sole purpose of de-registering the shares not sold under this Registration Statement. Approximately 272,672 shares have been sold under this Registration Statement to date. Finisar Corporation hereby de-registers 5,145,347 shares.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf of the undersigned, thereunto duly authorized in the City of Sunnyvale, State of California on January 15, 2002.

FINISAR CORPORATION
By:	/s/ Jerry S. Rawls* Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ Jerry S. Rawls* Jerry S. Rawls	President and Chief Executive Officer (Principal Executive Officer)	January 15, 2002
/s/ Frank H. Levinson* Frank H. Levinson	Chairman of the Board	January 15, 2002
/s/ Stephen K. Workman Stephen K. Workman	Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	January 15, 2002
/s/ Gregory H. Olsen* Gregory H. Olsen	Executive Vice President	January 15, 2002
/s/ Michael C. Child* Michael C. Child	Director	January 15, 2002
/s/ Roger C. Ferguson* Roger C. Ferguson	Director	January 15, 2002
/s/ Richard B. Lieb* Richard B. Lieb	Director	January 15, 2002
/s/ Larry D. Mitchell* Larry D. Mitchell	Director	January 15, 2002
*By	/s/ Stephen K. Workman Stephen K. Workman	Attorney-In-Fact	January 15, 2002

QuickLinks

EXPLANATORY NOTE
SIGNATURES